March 4, 2005

573003 B.C. Ltd.

2803, 1438 Richards Street

Vancouver, B.C. V6Z 3B8

Attention:

Lori J. Kozub

Dear Ms. Kozub:

Reference is to a Consulting Services Agreement dated December 1, 2004 for a period ending Mar 31, 2005 between 573003 and Dejour.

It is this writer’s understanding you agree to increase to 120 the number of hours per month for a period of 3 months (March, April and May 2005), representing the remainder term of the contract and that Dejour shall accordingly increase your Consultant Rate to $6,000 per month.

Provided this is in keeping with your understanding please indicate your agreement by signing in the space below provided.

All remaining terms of the above noted December 1, 2004 Consulting Services Agreement remain in effect and unaltered.

Very truly yours,

Dejour Enterprises Ltd.

Doug W. Cannaday

President

I, Lori J. Kozub, on behalf off and for 573003 BC Ltd., agree with the content of this letter this the ___ day of March, 2005.

_____________________

573003 B.C. Ltd.

Suite 900 – 595 Howe Street, Vancouver, BC  V6C2T5

Tel: 604.684.6886  Fax: 604.684.6866

www.dejour.com